UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 1, 2000

FMB EQUIBANC, INC.
(Exact name of registrant as specified in its charter)

Commission File No:           ________

Georgia	58-2582553
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

201 North Main Street
Statesboro, Georgia  30458
(Address of principal executive offices)

(912) 489-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.     Other Events.

             On November 1, 2000, following receipt of regulatory and shareholder approval, Farmers & Merchants Bank (the "Bank") reorganized into a one-bank holding company structure (the "Reorganization"), becoming a wholly owned subsidiary of FMB Equibanc, Inc., a Georgia corporation (the "Company"). The Reorganization was accomplished through the merger of FMB Interim Corp., a Georgia corporation and a wholly owned subsidiary of the Company ("Interim"), with and into the Bank, under the charter of the Bank and with the name of the Bank. Pursuant to the Reorganization, each outstanding share of the common stock of the Bank, par value $2.00 per share (the "Bank Common Stock"), was exchanged on a one-for-one basis for the common stock of the Company, par value $1.00 per share (the "Company Common Stock"), and the former holders of the Bank Common Stock became the holders of all of the outstanding shares of the Company Common Stock.

             As a result of the Reorganization, the Company Common Stock is, in accordance with Rule 12g-3 under the Exchange Act, deemed to be registered under Section 12(g) of the Exchange Act as a result of the Reorganization. In accordance with applicable regulations of the Federal Deposit Insurance Corporation (the "FDIC"), the Bank filed periodic reports and proxy statements under the Exchange Act with the FDIC prior to the Reorganization.

Item 7.     Financial Statements and Exhibits

(c)	Exhibits
2.1	Plan of Reorganization and Agreement to Merge, dated as of April 26, 2000, by and between Farmers & Merchants Bank and FMB Interim Corp., and joined in by FMB Equibanc, Inc.
3.1	Articles of Incorporation of FMB Equibanc, Inc.
3.2	Bylaws of FMB Equibanc, Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMB EQUIBANC, INC.
(Registrant)
Dated: February 23, 2001	By: /s/ Leonard E. Herrington Leonard E. Herrington, President and Chief Executive Officer